UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2024
VISTA CREDIT STRATEGIC LENDING CORP.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-56562 (Commission File Number)	88-1906598 (IRS Employer Identification No.)
50 Hudson Yards, Floor 77, New York, New York, 10001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 804-9100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On June 26, 2024 (the “Effective Date”), Vista Credit Strategic Lending Corp. (the “Company”), entered into a loan financing and servicing agreement (the “DB Credit Facility”), by and among VCSL Funding 1 LLC ( “VCSL Funding”), a direct wholly-owned subsidiary of the Company, as borrower, the Company, as equityholder and as servicer, Deutsche Bank AG, New York Branch, as facility agent, State Street Bank and Trust Company, as collateral agent and as collateral custodian, and each of the lenders, other agents and securitization subsidiaries that are parties thereto from time to time. In connection with the DB Credit Facility, VCSL Funding and the Company also entered into a Sale and Contribution Agreement, dated as of the Effective Date, pursuant to which the Company has agreed to sell and contribute certain loans and related assets to VCSL Funding from time to time.

Pursuant to the DB Credit Facility, the lenders have agreed to extend a revolving credit facility to VCSL Funding in an aggregate principal amount of up to $200.0 million as of the Effective Date. Proceeds from the DB Credit Facility will be used to, among other things, finance the origination and acquisition of eligible assets by VCSL Funding, including the purchase of such assets from the Company, make certain distributions and repay existing indebtedness. The period during which VCSL Funding may request drawdowns under the DB Credit Facility (the “Revolving Period”) commenced on the Effective Date and will continue through June 26, 2027 unless there is an earlier termination or event of default. The DB Credit Facility will mature on the earliest of (i) two years from the last day of the Revolving Period, (ii) the date on which the Company ceases to exist or (iii) the occurrence of an event of default.

During the Revolving Period, borrowings under the DB Credit Facility will bear interest at a floating rate equal to the base rate plus 2.40% per annum. Following expiration of the Revolving Period, the interest rate on outstanding borrowings under the DB Credit Facility will equal the base rate plus 2.90% per annum for the remaining term of the DB Credit Facility. The base rate under the DB Credit Facility is the three-month secured overnight funding rate (“Term SOFR”). A facility agent fee is payable to the facility agent each quarter and is calculated based on the aggregate commitments outstanding each day during the preceding collection period at a rate of 1/360 of 0.25% of the aggregate commitments on each day.

The DB Credit Facility is secured by all of the assets held by VCSL Funding. VCSL Funding has made customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. The borrowings of the Company, including under the DB Credit Facility, are subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the DB Credit Facility and is qualified in its entirety by reference to copies of the DB Credit Facility and Sale and Contribution Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and incorporated by reference herein.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.    Unregistered Sales of Equity Securities.
On June 18, 2024, Vista Credit Strategic Lending Corp. (the “Company”) delivered a capital drawdown notice to certain of its stockholders relating to the sale of shares of the Company's common stock, par value $0.01 per share (the “Common Stock”). The purchase price per share and number of shares issued was finalized on June 27, 2024. The purchase price per share was equal to $19.67. The following table details the shares of Common Stock sold:

Date of Issuance	Number of Shares Issued	Total Consideration
June 27, 2024	2,033,553.635	$40,000,000.00
The sale of Common Stock was made pursuant to subscription agreements entered into by the Company and its investors. Under the terms of the subscription agreements, stockholders are required to fund drawdowns to purchase shares of Common Stock up to the amount of their respective capital commitments on an as-needed basis with a minimum of seven business days’ prior notice to stockholders. The issuance of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D or Regulation S thereunder, as applicable. The Company relied upon representations from the stockholders in the subscription agreements that each stockholder was either (i) an accredited investor as defined in Regulation D under the Securities Act or (ii) not a “U.S. person” as defined in Regulation S under the Securities Act.

Item 8.01.    Other Events.
On June 25, 2024, the Board of Directors of Vista Credit Strategic Lending Corp., a Maryland corporation (the “Company”), declared a distribution of $0.09 per share of common stock, payable on July 8, 2024 to stockholders of record on June 25, 2024. The distribution will be paid in cash or reinvested in shares of common stock of the Company for stockholders participating in the Company's distribution reinvestment plan.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

10.1
Loan Financing and Servicing Agreement, dated as of June 26, 2024, by and among VCSL Funding 1 LLC, as borrower, Vista Credit Strategic Lending Corp., as equityholder and as servicer, Deutsche Bank AG, New York Branch, as facility agent, State Street Bank and Trust Company, as collateral agent and as collateral custodian, and each of the lenders, other agents and securitization subsidiaries that are parties thereto from time to time.

10.2	Sale and Contribution Agreement, dated as of June 26, 2024, between Vista Credit Strategic Lending Corp., as seller, and VCSL Funding 1 LLC, as purchaser.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vista Credit Strategic Lending Corp.

By:	/s/ Ross Teune

	Name:	Ross Teune

	Title:	Chief Financial Officer and Treasurer

Date:	July 1, 2024